UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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Tekla Life Sciences Investors
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TEKLA LIFE SCIENCES INVESTORS

We want to make you aware that your clients that hold shares in the Tekla Life Sciences Investors (the “Fund”) as of the record date of April 17, 2019, have received proxy materials regarding the Annual Meeting of Shareholders slated for June 13, 2019.

The materials include a proxy statement with detailed information about several proposals and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.proxy-direct.com/TKL-30548. Shareholders will be asked to vote on the following proposals.

The Board of Trustees of the Fund recommends that shareholders vote FOR the election of all nominees for election as Trustees, FOR the selection of Deloitte & Touche LLP as the independent registered accountants of the Fund and AGAINST the shareholder proposal.

Proposal Summary		RECOMMENDED VOTE
		FOR ALL	WITHHOLD ALL

1.	Election of three Class C Trustees – 1.01 – Rakesh K. Jain, Ph.D 1.02 – Thomas M. Kent, CPA 1.03 – Elizabeth G. Nabel, MD

		FOR	AGAINST	ABSTAIN

2.	The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2019.

3.

Shareholder proposal requesting that the Fund take the steps necessary to reorganize the Board of Trustees into one class with each Trustee subject to election each year, if properly presented at the meeting.

Please note that your clients may receive a telephone solicitation in connection with this Annual Meeting from Okapi Partners, the Fund’s proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our solicitation process.  To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter.

•                  Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they receive.

•                  If you have discretion to vote on behalf of your clients, we can take direction via email from you and get your client’s shares voted quickly and easily, provided they are listed in Okapi’s database.  All we would need is an email stating “I am authorized to vote on the listed accounts”, and how you want those shares voted.  For example, “Vote with Board Recommendation for all proposals”.  We would just need a spreadsheet with clients’ names, addresses and share positions.

•                  Explain that their vote is critical no matter how many shares they own.

•                  If you or your clients have any questions, please provide this toll-free number for more information: 1-877-279-2311. Agents are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 9:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

Telephonic Message

This is Dan Omstead, President and Portfolio Manager of Tekla Life Sciences Investors.  We recently sent you proxy materials for the upcoming Annual Meeting of Shareholders on June 13th, but have not yet received your vote. I am asking you to please vote your shares as soon as possible. There is a detailed explanation of the Board’s views in the materials you have received but, in summary, the Board recommends you vote AGAINST Proposal 3, a shareholder proposal, and FOR Proposals 1 and 2. To quickly vote your shares,  please call our proxy firm, Okapi Partners, toll-free at 877-279-2311. Again, that is 877-279-2311. Thank you in advance for your assistance with this matter and for your continued support of the Fund.